EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 1-A of Royalty Flow Inc. of our report dated June 26, 2017, except for the second and third paragraphs of Footnote 1, which is dated November 15, 2017, relating to the audited Statements of Revenue and Recoveries related to Eminem Royalty Interests available for partial purchase by Royalty Flow Inc., appearing in this Registration Statement.

We also consent to being named experts in the Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado

January 23, 2018